EXHIBIT 24.5


                               POWER OF ATTORNEY

         The undersigned hereby appoints each of Michael J. Mahoney and Donald
P. Cawley his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to execute and file with the Securities and Exchange Commission this Registration Statement on Form S-8 (and any and all amendments, including post-effective amendments, thereto), together with any exhibits thereto and other documents therewith, under the Securities Act of 1933, as amended, granting unto said attorney(s)-in-fact and agent(s), and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might do in person, hereby ratifying and confirming all that said attorney(s)-in-fact and agent(s), or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


                                                   /s/ David C. Mitchell
                                                   ----------------------------
                                                   DAVID C. MITCHELL, Director



Date: July 8, 2004